Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

SMART Global Holdings, Inc. Announces Refinancing Transaction

- Extends maturities of Term Loans to August 2022 and Revolver to February 2022

- Substantially reduces annual interest expense and increases operating flexibility

- Terminates outstanding Second Tranche Warrants

NEWARK, CA – August 9, 2017 – SMART Global Holdings, Inc. (“SMART”) (NASDAQ: SGH), the parent company of SMART Modular Technologies, Inc., today announced the refinancing of the Senior Secured Credit Agreement of its operating group. The transaction increases the principal amount of the Term Loans from $151 million to $165 million. The maturity on the Term Loans is extended to August 2022, while the maturity on the Revolver is extended to February 2022. The Term Loans bear interest at LIBOR + 6.25% and the rate on the Revolver is unchanged at LIBOR + 4.00%.

As a result of refinancing the Term Loans, 1.9 million second tranche warrants exercisable at $0.03 per share previously issued to lenders, have been terminated.

The Revolver and Term Loans continue to be guaranteed by certain subsidiaries and are secured by a first-lien pledge on the assets of the guarantors and a pledge of the equity interest in certain subsidiaries. SMART Global Holdings, Inc. is not a party to or a guarantor of the amended credit facility.

“We are pleased to announce this refinancing transaction, which extends the maturity date of the Term Loans and substantially reduces interest expense for SMART,” commented Iain MacKenzie, President & Chief Executive Officer of SMART Global Holdings. “The pay down in debt with the proceeds of our recent IPO, combined with the decrease in interest rates from this refinancing, reduces our annual interest expense by approximately $8 million and provides SMART with greater operating flexibility enabling increased focus on driving the performance of our businesses.”

KKR Capital Markets served as Lead Left Arranger on the financing. Barclays, Deutsche Bank Securities and Jefferies Finance LLC served as Joint Lead Arrangers.

Forward-Looking Statements

This release may contain "forward-looking statements" including among other things, statements about the amendments to our Senior Secured Credit Agreement and the details and expected effects thereof, and possible uses of proceeds therefrom. These statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including but not limited to: business and economic conditions and growth trends in the technology industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; the success of our strategic initiatives including additional investments in new products and additional capacity; competitive factors; technological changes; adverse developments in the memory market; changes to applicable tax regimes or rates; and other factors and risks detailed in

39870 Eureka Drive • Newark, CA 94560 • Tel: 510-623-1231 • FAX: 510-623-1434

SMART’s final prospectus filed with the Securities and Exchange Commission on May 25, 2017. Such factors and risks as outlined above and in the final prospectus may not constitute all factors and risks that could cause actual results of SMART to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. SMART cannot predict all such factors, nor can it assess the impact, if any, from currently unknown factors on SMART or its results. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. These forward-looking statements are made as of today, and SMART does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, except as required by law.

About SMART Global Holdings

The SMART family of companies are global leaders in specialty memory, storage and hybrid solutions serving the electronics industry with standard and custom products for over 25 years. SMART delivers components, modules and solutions to a broad customer base, including OEMs in computing, networking, communications, storage, mobile and industrial markets. Customers rely on SMART as a strategic supplier with custom designs, product quality, technical support, a global footprint, and the ability to provide locally manufactured memory products in multiple geographies. See www.smartgh.com, www.smartm.com, www.smarth.com or www.smartsscs.com for more information.

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Investor Contact:
Suzanne Schmidt
Investor Relations for SMART Global Holdings, Inc.
(510) 360-8596
ir@smartm.com

39870 Eureka Drive • Newark, CA 94560 • Tel: 510-623-1231 • FAX: 510-623-1434